QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.5

Consent of Director Nominee

        Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") of Dynamic Offshore Resources, Inc. (the "Company"), the undersigned hereby consents to being named and described as a director nominee in the Registration Statement and any amendment or supplement to any prospectus included in such Registration Statement, any amendment to such Registration Statement or any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act and to the filing or attachment of this consent with such Registration Statement and any amendment or supplement thereto.

        IN WITNESS WHEREOF, the undersigned has executed this consent as of the 3rd day of October, 2011.

/s/ ROBERT T. FULTON

Robert T. Fulton

QuickLinks

  Exhibit 23.5
Consent of Director Nominee